UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2024

The Hain Celestial Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-22818	22-3240619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 River Street,
Hoboken, New Jersey		07030
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 516 587-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HAIN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors (the “Board”) of The Hain Celestial Group, Inc. (the “Company”) held on August 13, 2024, upon the recommendation of the Corporate Governance and Nominating Committee, the Board appointed Alison E. Lewis as a new director, effective September 1, 2024. Ms. Lewis was also appointed as a member of each of the Compensation and Talent Management Committee and Audit Committee of the Board, effective upon her appointment as a director. Ms. Lewis will be nominated for reelection at the Company’s 2024 annual meeting of shareholders.

Ms. Lewis served as the Chief Growth Officer of Kimberly-Clark Corporation, a global consumer goods company, from 2019 to May 2024. In that role, Ms. Lewis led the global development of the company’s four consumer categories, with her responsibilities including maximizing innovation for value and scale, building a digital-first marketing model, driving superior in-market execution, and unlocking disciplined and profitable revenue growth management. She will continue to serve in an advisory role at Kimberly-Clark until September 2024. Prior to Kimberly-Clark, Ms. Lewis served as Chief Marketing Officer at Johnson & Johnson Consumer Health from 2013 to 2019. Prior to her role at Johnson & Johnson, Ms. Lewis served as Senior Vice President and Chief Marketing Officer, North America at The Coca-Cola Company, where she worked for almost 18 years in roles of increasing responsibility. She began her career at The Kraft Heinz Company.

There is no arrangement or understanding between Ms. Lewis and any other person pursuant to which Ms. Lewis was selected as a director. There have been no transactions involving Ms. Lewis that would be required to be disclosed by Item 404(a) of Regulation S-K.

The Corporate Governance and Nominating Committee of the Board and the Board have determined that Ms. Lewis is “independent” as defined by applicable rules of The Nasdaq Stock Market LLC and the U.S. Securities and Exchange Commission (the “SEC”) applicable to Board service.

In connection with her service as a non-employee director, Ms. Lewis will receive prorated compensation in accordance with the Company’s compensation program for non-employee directors as described in the Company’s proxy statement for its 2023 annual meeting of shareholders, filed with the SEC on September 15, 2023. The Company also expects Ms. Lewis to enter into the Company’s standard indemnification agreement for its non-employee directors.

A copy of the Company’s press release issued on August 19, 2024 announcing Ms. Lewis’ appointment to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of The Hain Celestial Group, Inc. dated August 19, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HAIN CELESTIAL GROUP, INC.

Date:	August 19, 2024	By:	/s/ Kristy M. Meringolo
Kristy M. Meringolo Chief Legal and Corporate Affairs Officer, Corporate Secretary